EXHIBIT 10.13

                               AMENDMENT AGREEMENT
                               -------------------

     This Amendment Agreement, dated as of June 30, 2004 (the "Amendment"), is made by and between Francis K. Ruotolo (the "Employee") and ANTs software inc., a Delaware corporation (the "Company").

                                  R E C I T A L
                                  -------------

     WHEREAS, the parties hereto have agreed to amend the terms of that certain Deferred Salary Agreement dated March 31, 2004 (the "Deferred Salary Agreement") as set forth below;

     NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Deferred Salary Agreement. Section 1.3 of the Deferred Salary Agreement is amended to read in full as follows:

         1.3. Employee acknowledges and agrees that as of January 16, 2004 Employee's salary was set at Two Hundred Thousand dollars ($200,000) per annum, subject to the Company's state, federal and other withholding obligations, payable semi-monthly, and that Employee's salary shall remain at this level until mutual agreement by and between the Employee and the Company. Employee hereby waives his rights, if any, under the Separation Agreement entered into between the parties on or about January 8, 2001.

2. This Amendment amends and is a part of the Deferred Salary Agreement. The Deferred Salary Agreement as modified by this Amendment remains in full force and effect among the parties.

3. The Amendment may be executed simultaneously in two or more counterparts, each one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

4. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision, or such portion of such provision as may be necessary, shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be thereafter enforceable in accordance with its terms.

6. In the event of any claim, dispute, litigation, arbitration or action concerning or related to this Amendment, or any alleged breach of this Amendment, the prevailing party shall be entitled to reasonable attorneys fees, costs of suit and disbursements in addition to any other remedies or damages which may be properly awarded or awardable.


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7. This  Amendment  is the entire  agreement of the parties and  supersedes  any prior agreements between them, whether written or oral, with respect to the subject matter hereof.

8. The parties have had an opportunity for legal review of all of the terms hereof. The parties therefore agree that, in interpreting any issues which may arise, any rules of construction related to who prepared this Amendment or otherwise are not intended and shall be inapplicable, each party having contributed or having had the opportunity to contribute to clarify any issue, and the parties hereto being joint authors hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, on the day and year first above written.

                                       ANTS SOFTWARE INC.
                                       a Delaware Corporation


                                  By:  /s/ Kenneth Ruotolo
                                       -----------------------------------------
                                       Kenneth Ruotolo, Chief Financial Officer
                                       and Secretary

                             Address:  801 Mahler Road, Suite G
                                       Burlingame, CA 94010



                                       /s/ Francis K. Ruotolo
                                       -----------------------------------------
                                       Francis K. Ruotolo

                             Address:  ________________________________________

                                       ________________________________________





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